Exhibit 10.12

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made as of the 5 day of July, 2021 (the “Effective Date”) by and between Smart Repair Pro Inc., a Calfornia corporation (the “Borrower”) and M.R.M Merhavit Holdings and Management Ltd. an Israeli Corporation (the “Lender”).

WHEREAS, the Lender shall provide the Borrower a loan in an aggregate amount of US$ 375,000 (the “Principal”), which shall be provided to Borrower on one-time payment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and intending to be legally bound, the Lender and the Company agree as follows:

1.	The Loan amount and Interest. At the Effective Date of this Agreement, the Lender shall provide to Borrower the Principal amount on one-time payment. The Principal shall beat a simple interest of 10% per annum (the “Loan”). The Principal and the Loan maturity date shall be, in Borrwer sole discretion, in US Dollars or in NIS (in such case the exchange rate shall be effective exchange rate between the US Dollar and NIS at the moment of the money transaction or at their maturity date).

2.	Loan Repayment. The Loan shall be repaid after 6 months from the Principal transfer date. Notwithstanding, the Borrower shall be entitled to extend the maturity date in additional 60 days period, with a prior notice to Lender (the “Grace Period”) when the Grance Period shall bear an interest of 1% per month.

3.	Purpose. Borrower shall use the Loan amount in order to manage his business, as shall be resolved by the Borrower’s Board of directors. The Principal Loan Amount shall bear interest at an annual rate of 4% [compounded] annually from the date of advance of the Principal Loan Amount to the Company and until the repayment thereof, plus VAT on the interest, if applicable (the Principal Amount and all accrued and unpaid interest thereon, the “Loan Amount”).

4.	Additional conditions. The Loan shall be on an non-resource basis. Furthermore, Borrower shall not be required to provide guarentees in order to guarantee the Loan repayment.

5.	Late Payments. Subject to initial public offering of the Borrower in any familiar stock exchange market (the “IPO”), the borrower shall provide to Lender option grants, according to a form that was agreed by Borrower, provided that the Lender shall be entitled to purchase Borrower’s stocks in an aggregate amount US$ 125,000, on a proce per share that will be determined at the IPO, for a three (3) year-period.

6.	General. This Agreement contains the entire agreement between the Parties and in no way creates an obligation for either Party to disclose information to the other Party or to enter into any other agreement. This Agreement shall be governed and construed under the laws of the State of Israel, without giving effect to such laws’ provisions regarding conflict of laws. Any controversy or claim arising out of or in connection with this Agreement or the breach thereof shall be exclusively resolved by the competent courts of Tel-Aviv Jaffa District and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of such courts.

[Signature Page below]

IN WITNESS WHEREOF, the parties have signed this Agreement in one or more counterparts as of the date first hereinabove set forth.

THE LENDER:

M.R.M MERHAVIT HOLDINGS AND MANAGEMENT LTD.

By:	/s/ Moti Menashe
Moti Menashe
Title:	CEO
Date :

THE BORROWER

SMART REPAIR PRO INC.

By:	/s/ Viki Hakmon
Viki Hakmon
Title:	CEO
Date :

[Signature page to Loan Agreement]